SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 19, 2002





                            UGLY DUCKLING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




         Delaware                        000-20841                86-0721358
(State or other jurisdiction of   (Commission File Number)     (I.R.S Employer
incorporation or organization)                               Identification No.)


                           4020 E. Indian School Road
                             Phoenix, Arizona 85018
               (Address of Principal Executive Offices) (Zip Code)



                                 (602) 852-6600
              (Registrant's Telephone Number, Including Area Code)



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ITEM 5.  OTHER EVENTS

Ugly Duckling Corporation ("Company") reported the closing on July 19, 2002 of the renewal of a $45 million senior secured loan facility with certain lenders. Interest is payable at 30 day LIBOR plus 5%, with a minimum LIBOR of 2.125%, and has a term of approximately 30 months. The facility is secured by the Company's retained interests in the residuals from its securitization transactions.

The Company previously reported in its Annual Report on Form 10K for the period ending December 31, 2001 and in its Quarterly Report on Form 10Q for the period ending March 31, 2002 that four of its securitizations had reached Termination Events (as defined in the securitizations) triggering an acceleration of rights for the insurer under the Insurance Agreements for the respective securitizations. As a result, all cash flow from these securitizations otherwise distributable to the Company was deposited into a reserve account for these securitizations. Revised calculations indicated that no Termination Events in fact had been triggered for these securitizations and the trapped cash was released and distributed to the Company in June of 2002.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               UGLY DUCKLING CORPORATION


Date: July 24, 2002                            By: ____________________________
                                               Jon D. Ehlinger
                                               General Counsel and Secretary